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                                                                 Exhibit 4.4

                                   MCMS, INC.

                                    as Issuer

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK
                                   as Trustee

                                -----------------

                                      FIRST

                             SUPPLEMENTAL INDENTURE

                           Dated as of April 23, 1998

                                     to the

                                    INDENTURE

                          Dated as of February 26, 1998
                                -----------------

                up to $275,000,000 aggregate principal amount of

                    9 3/4% Senior Subordinated Notes due 2008

                                       and

               Floating Interest Rate Subordinated Term Securities
                            ("FIRSTS"(SM)*) due 2008


               ---------------------------------------------------

* FIRSTS is a service mark of BT Alex. Brown Incorporated

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                  FIRST SUPPLEMENTAL INDENTURE dated as of April 23, 1998
between MCMS, Inc., an Idaho corporation (the "Company"), as issuer and United States Trust Company of New York, as trustee (the "Trustee"), to the INDENTURE, dated as of February 26, 1998, between the Company and the Trustee (the "Indenture"), relating to up to $275,000,000 aggregate principal amount of the Company's 9 3/4% Senior Subordinated Notes due 2008, Floating Interest Rate Subordinated Term due 2008, Series B 9 3/4% Senior Subordinated Notes due 2008 and Series B Floating Interest Rate Subordinated Term due 2008, (the "Notes") are outstanding. Each capitalized term not otherwise defined herein shall have the meaning assigned to it in the Indenture.


                  WHEREAS, the Company and the Trustee desire to correct a defect in the definition of Preferred Stock in Section 1.01 of the Indenture;

                  WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company;

                  WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers' Certificate and has caused its special counsel, Kirkland & Ellis, to deliver to the Trustee an Opinion of Counsel, each to the effect that this First Supplemental Indenture complies with Article 9 and, more specifically, Section 9.01 of the Indenture and that all conditions precedent provided for in the Indenture relating to this First Supplemental Indenture have been complied with; and

                  WHEREAS, all conditions and requirements of the Indenture necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

                  NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

                  1. The definition of Preferred Stock in Section 1.01 of the Indenture is hereby amended by adding the following after the word Stock: "and the Company's 12 1/2% Series B Senior Exchangeable Preferred Stock issued in accordance with the Certificate of Designation relating thereto."

                  2. This First Supplemental Indenture may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

                  3. Except as amended hereby, the Indenture remains in full force and effect.
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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be executed as of the day and year first above written.

                                   Issuer:
                                   MCMS, INC.



                                   By:  /s/ Chris Anton
                                        -----------------------------------
                                        Its: Chief Financial Officer


                                   Trustee:
                                   UNITED STATES TRUST COMPANY OF NEW YORK
                                   as Trustee



                                   By: /s/
                                        -----------------------------------
                                       Its:




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